EXHIBIT 10.2

FIRST AMENDMENT TO THE

COMPUTER SOFTWARE INNOVATIONS, INC.

COMMON STOCK PURCHASE WARRANT “B”

This First Amendment (the “Amendment”) to the Computer Software Innovations, Inc. Common Stock Purchase Warrant “B” (the “Warrant”) originally issued by Computer Software Innovations, Inc., a Delaware corporation (the “Company”) to Barron Partners LP (the “Holder”) on February 11, 2005, is executed as of this 7th day of November, 2005.

WHEREAS, pursuant to that certain Preferred Stock Purchase Agreement by and between Company and Seller dated February 10, 2005, the Company issued the Warrant to the Holder for the purchase of Three Million Six Hundred Eight Thousand Eight Hundred Sixty-Eight (3,608,868) shares of common stock of the Company; and

WHEREAS, the Company and the Holder now desire to make certain amendments to the Warrant as specifically set forth herein.

NOW THEREFORE, FOR AND IN CONSIDERATION of good and valuable consideration, the receipt and sufficiency of which is hereby agreed and acknowledged, the parties agree to amend the Warrant as follows:

1. Section 4 and Section 5 shall be amended by deleting all references to “Section 9” and substituting therefor “Section 12” in each such case.

2. Section 5 shall be amended by adding “but subject to Section 6,” after the comma following the first clause of Section 5(d)(i).

3. Section 6 shall be amended by deleting it in its entirety and replacing it with the following:

6. Maximum Exercise. Subject to Section 9, the Warrant Holder shall not be entitled to exercise this Warrant on a Date of Exercise in connection with the number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Warrant Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in the beneficial ownership by the Warrant Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock on such date. For the purposes of this Section 6, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange of 1934, as amended, and Rule 13(d)-3 thereunder. This Section 6 may be waived or amended only with the consent of the Holder and the consent of holders of a majority of the shares of outstanding Common Stock of the Company who are not Affiliates. For the purposes of the immediately preceding sentence, the term “Affiliate” shall mean any person: (a) that directly, or indirectly through one of more intermediaries, controls, or is controlled by, or is under common control with, the Company; or (b) who beneficially owns (i) any shares of the Company’s Series A Convertible Preferred Stock, (ii) the Company’s Common Stock Purchase Warrant “A” dated February 11, 2005, or (iii) this Warrant.

4. Section 9 of the Warrant shall be amended by deleting it in its entirety and replacing it with the following:

9. Sale or Merger of the Company. Upon a Change in Control, the maximum exercise restriction contained in Section 6 shall immediately be released and the Warrant Holder will have the right to exercise this Warrant concurrently with such Change in Control event. For purposes of this Warrant, the term “Change in Control” shall mean a consolidation or merger of the Company with or into another company or entity in which the Company is not the surviving entity or the sale of all or substantially all of the assets of the Company to another company or entity not controlled by the then existing stockholders of the Company in a transaction or series of transactions.

5. Section 10 of the Warrant shall be amended by deleting it in its entirety and replacing it with the following:

10. Notice of Intent to Sell or Merge the Company. The Company will give Warrant Holder thirty (30) days notice before the event of a sale of all or substantially all of the assets of the Company or the merger or consolidation of the Company in a transaction in which the Company is not the surviving entity.

Except as specifically set forth herein, the Warrant shall remain in full force and effect for the duration of its term.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the undersigned hereby execute this document as of the date first set forth above.

COMPUTER SOFTWARE INNOVATIONS, INC.,
A Delaware Corporation

By:	/s/ Nancy K. Hedrick
Name:	Nancy K. Hedrick
Its:	President and Chief Executive Officer

BARRON PARTNERS LP,
A Delaware Limited Partnership

By:	Barron Capital Advisors LLC,
Its:	General Partner

By:	/s/ Andrew Barron Worden
Name:	Andrew Barron Worden
Its:	Managing Member